Exhibit 99

NEWS RELEASE

For Immediate Release

April 26, 2004

For Further Information Contact:

Jerry Francis, Chairman, President & CEO

(304) 769-1101

City Holding Company Announces 18% increase

in Earnings per Share

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.2 billion bank holding company headquartered in Charleston, today announced net income for the first quarter of $11.0 million, or diluted earnings per share of $0.65 compared to $9.4 million, or $0.55 per diluted share in the first quarter of 2003, representing a 18.2% increase. For the first quarter of 2004, the Company achieved a return on assets of 1.99%, a return on equity of 22.3%, a net interest margin of 4.42%, and an efficiency ratio of 51.1%, placing the Company among the most profitable banks for the quarter. At March 31, 2004 the book value of the Company’s common stock was $12.09 per share compared to a book value of $10.10 per share at March 31, 2003, representing a 19.7% increase. The market value of the Company’s stock increased 26% to $34.59 at March 31, 2004 compared to $27.37 at March 31, 2003.

As compared to the year-ago quarter, the Company continues to demonstrate strong performance across all measures. Targeted loan balances grew significantly, with home equity loan balances up 25.9% since March 31, 2003 and commercial real estate loans up 20.4% over the same period. Average deposits grew 5.3% between March 31, 2003 and March 31, 2004. Net Income per diluted share was up 18.2%. Tax equivalent net interest income was up 4.9% due to growth in average earning assets of 11.8%, and despite pressures on the net interest margin associated with the current historically low interest rate environment. Because the Company has a strong core deposit base of checking accounts and savings accounts, management believes that increasing interest rates, should they occur, will positively impact the bank’s net income. Between the first quarter of 2003 and the first quarter of 2004, non-interest income net of security gains grew 16.0%, which was primarily attributable to growth in service charges of 21.4%. Expenses grew modestly at 3.3%, primarily due to higher health care costs, certain legal expenses associated with the final resolution of a lawsuit brought in 2001, and because the bank experienced recoveries on repossessed assets in the first quarter of 2003 resulting in lower expenses in 2003.

Balance Sheet Trends

As compared to March 31, 2003, loans have increased $146.6 million. Specifically, home equity loan balances increased by $60.1 million and commercial real estate loan balances grew by $59.0 million. Also, from March 31, 2003 to March 31, 2004, $93.0 million in loans that were classified as “Retained Interests in Previously Securitized Loans” (which are a non-loan asset) were reclassified as “Previously Securitized Loans” (a loan category) as securitized notes were redeemed as permitted under the terms of the securitization trusts. Offsetting the targeted loan growth, were decreases in loan portfolios that the Company has de-emphasized, including decreases in indirect loans of $21.5 million and decreases in unsecured consumer loans of $25.1 million. At March 31, 2004, the Company also had a $20 million short-term loan to another commercial bank. The Company also experienced strong and steady increases in average depository balances, which were 5.3% higher in the first quarter of 2004 as compared to the first quarter of 2003 as average deposits increased from $1.563 billion to $1.646 billion. This growth occurred in average non-interest bearing deposits which were up 10.7%, interest-bearing demand deposits which were up 5.6%, and time deposits which were up 6.7%.

Net Interest Income

During the first quarter of 2004, the Company recorded tax equivalent net interest income of $22.6 million as compared to $21.5 million during the first quarter of 2003, representing an increase of 4.9%. The increase in net interest income can be attributed to two primary factors. First, the rate paid on the company’s long-term debt fell from an average of 8.12% in the first quarter of 2003 to 3.63% in the first quarter of 2004. This improvement in funding cost was achieved as a result of redemption of $57.5 million in 9.125% trust preferred securities during the fourth quarter of 2003. This debt was replaced with term federal home loan bank borrowings at rates ranging from 2.02% to 3.41%.

Second, the increase in net interest income can be attributed to an increase in average earning assets, which increased by $215 million, or 11.8%, from $1.828 billion in the first quarter of 2003 to $2.043 billion in the first quarter of 2004. The increase in average earning assets was primarily in investment securities and deposits in depository institutions, where average balances increased by $182.4 million between the first quarters of 2003 and 2004. These investment securities were funded by an increase in short-term borrowing and long-term debt from the Federal Home Loan Bank of Pittsburgh where average balances increased $118.271 million between the first quarters of 2003 and 2004. The increase in average deposit balances of $83.2 million during this period also funded the growth in earning assets. While the increase in investment securities contributed to an increase in bank earnings, the spread between the rate earned on these assets and the cost of funding them was narrower than the bank’s overall net interest margin. Thus, while net interest income rose during the period, the net interest margin fell.

The net interest margin for the first quarter of 2004 decreased to 4.42% from 4.71% in the first quarter of 2003. This decrease was partially caused by the growth in investment securities previously described, and secondly, by continued compression in net interest margin associated with the historically low level of market interest rates. The average yield on loans, excluding previously securitized loans, fell from 6.79% in the first quarter of 2003 to 5.84% in the first quarter of 2004. However, the cost of interest bearing demand deposits actually rose 6 basis points during this period of time, while rates paid on savings deposits fell by only 11 basis points and the cost of time deposits fell by only 23 basis points. Because the Company has high levels of non-interest bearing demand deposit balances, and paid only 0.61% on interest bearing demand deposits and 0.52% on saving deposits, and because these deposits along with equity account for 53.56% of the total funding of the Company, opportunities for further reductions in the cost of funding the bank are extremely limited. If rates continue to remain at historically low levels, fixed rate assets will continue to reprice at lower rates and it is likely that the Company will experience continued contraction of its net interest margin.

In summary, redemption of $57.5 million in 9.125% trust preferred securities during the fourth quarter of 2003 coupled with the increase in average balances of investment securities funded by term deposits and borrowing contributed to growth in the Company’s net interest income in the first quarter of 2004 as compared to the first quarter of 2003. However, with respect to the Company’s net interest margin, contraction in the net interest margin and increases in the average balance of investment securities more than offset the benefit of redeeming the Company’s trust preferred securities, so that the net interest margin fell in the first quarter of 2004 as compared to the first quarter of 2003.

Credit Quality

The Company continues to demonstrate strong credit quality. During the first quarter of 2004, the Company had gross charge-offs of $2.2 million. The charge-offs were offset by $1.1 million in recoveries, resulting in net charge-offs of $1.1 million. Of these net charge-offs, approximately 38% were attributable to depository accounts, demonstrating the strength of credit quality in the bank’s retail and commercial loan products.

Non-performing assets rose from $3.1 million at March 31, 2003 to $5.0 million at March 31, 2004. However, it should be noted that non-performing assets at March 31, 2004 include $1.4 million in loans that were previously securitized and there were no such assets at March 31, 2003. Losses on these loans will only impact the allowance for loan loss when such losses exceed the initial purchase discount, if ever. Instead, to the extent that actual losses exceed estimated losses, the asset yields will be reduced. The increase in previously securitized loans past due 90 days or more (assets which were classified as non-loan assets at March 31, 2003) represents 74.3% of the total increase in non-performing assets between March 31, 2003 and March 31, 2004.

At March 31, 2004, the ALLL was $20.3 million or 1.52% of total loans outstanding and 432% of non-performing loans. Adjusting for $93.0 million in previously securitized loans, where losses are not expected to flow through the allowance for loan losses but instead are reflected in the yield on these assets, the ALLL represents 1.64% of loans net of previously securitized loans. The Company believes that its methodology for determining its ALLL adequately provides for probable losses inherent in the loan portfolio at March 31. The Company recorded no provision for loan losses in the first quarter of 2004.

Non-Interest Income

The bank had investment security gains of $1.0 million in the first quarter of 2004 as compared to $0.4 million in the first quarter of 2003. Net of security gains, non-interest income in the first quarter of 2004 was $10.0 million as compared to $8.6 million in the first quarter of 2003, representing an increase of 16.0%. The largest source of non-interest income is service charges, which increased from $6.1 million during the first quarter of 2003 to $7.4 million during the first quarter of 2004, reflecting growth in new customers and services provided to the Company’s depository customers. The Company also experienced significant increases in trust revenues that were up 40.0%, and additional revenues from bank-owned life insurance. Overall, non-interest income represented 33.1% of total revenues (net interest income plus non-interest income) for the Company in the first quarter of 2004 – substantially more than other similarly sized banking companies which average approximately 24% of total revenues derived from non-interest income.

Non-Interest Expenses

Non-interest expenses were $16.5 million in the first quarter of 2004 as compared to $16.0 million in the first quarter of 2003, an increase of 3.3%. This increase can primarily be attributed to three sources. Aside from these three issues, non-interest expenses would have been lower in the first quarter of 2004 as compared to 2003. First, the Company experienced an increase in costs associated with salaries and employee benefit expense of $.4 million, or 5.0%. This increase was driven principally by higher health care costs. Salary and employee benefit expense also includes expense of $.375 million associated with accruals for executive severances, an amount similar to the accrual made for these expenses in the first quarter of 2003. Second, the Company incurred expense of $0.057 million associated with repossessed asset losses in the first quarter of 2004 compared with recoveries of $0.191 million during the first quarter of 2003. Thus, when compared to the net recoveries achieved in the year-ago quarter, the Company appeared to have an increase in expense of $0.248 million. Third, professional expense during the first quarter of 2004 included approximately $325,000 in legal expenses associated with resolution of the Company’s derivative lawsuit. Absent these legal expenses, professional expenses would have been lower than in the first quarter of 2003.

Previously Securitized Loans

Between 1997 and 1999, the company originated and securitized $760 million in 125% loan to value junior-lien underlying mortgages in six separate pools known as City Capital Home Loan Trust 1997-1, 98-1, 98-2, 98-3, 98-4 and 99-1. The Company had a retained interest in the final cash flows associated with these underlying mortgages after satisfying priority claims. Principal amounts owed to investors in the securitizations were evidenced by securities that were subject to redemption under certain circumstances. Once the Notes were redeemed, the Company became the beneficial owner of the mortgage loans and recorded the loans as “Previously Securitized Loans” within the loan portfolio. As of March 31, 2004, the Company had exercised its early redemption option with respect to five of these Trusts. As a result, at March 31, 2004 the Company reported “Previously Securitized Loans” of $93.0 million and assets classified as “Retained Interests” of $1.7 million.

Because the carrying value of the previously securitized loans incorporates discounts for expected prepayment and default rates, the carrying value of the loans is generally less than the contractual outstanding balance of the loans. As of March 31, 2004, the contractual outstanding balances of the mortgages securitized were $110.9 million while the carrying value of these assets was $93.0 million. The difference between the carrying value and the contractual outstanding balance of previously securitized loans is accreted into interest income over the life of the loans. As a result, the yield on the previously securitized loans during the first quarter of 2004 was 17.98%.

Net credit losses on previously securitized loans are first recorded against this discount and, therefore, impact the yield earned on these loans. Should net credit losses exceed the reported balance of the discount over the life of the loans, credit losses would then be provided for through the Company’s provision and allowance for loan losses. The Company is reviewing its assumptions on future default rates with regard to the previously securitized loans. During the second quarter of 2004, assumptions regarding default rates on these assets over their remaining lives will likely be increased within the model that the Company uses to account for the previously securitized loans, resulting in an accrual rate expected to be in the range of 15-16%. The balances of the previously securitized loans have been subject to prepayment rates in excess of 30% for several years. Based upon its assumptions, the Company expects the net carrying value of previously securitized loan balances to decrease as shown below:

December 31, 2004	$72 million
December 31, 2005	$50 million
December 31, 2006	$37 million
December 31, 2007	$28 million

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital. With respect to liquidity, the Company’s loan to deposit ratio was 80.7% and the loan to asset ratio was 60.0% at March 31, 2004. The Company maintained investment securities totaling 32.2% of assets as of this date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 44.5% of assets at March 31, 2004. Time deposits fund 30.0% of assets at March 31, 2004, but very few of these deposits are in accounts of more than $250,000, reflecting the core retail orientation of the Company. Equity represents 9.1% of total assets, leaving only 16.2% of the Company’s assets funded by short and long-term borrowings and other liabilities.

The Company is also strongly capitalized. Capitalization (as measured by average equity to average assets) was 8.96% at March 31, 2004 as a result of the Company’s strong earnings. The Company’s tangible equity ratio was 8.85% at March 31, 2004. With respect to regulatory capital, at March 31, 2004, the Company’s Leverage Ratio is 10.01%, the Tier I Capital ratio is 14.63%, and the Total risk-based Capital ratio is 15.89%. All measures of capital show significant improvement since March 31, 2003 despite the retirement of $57.5 million in trust preferred securities in the fourth quarter of 2003. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

During March of 2004, the Board approved a 10% increase in the quarterly cash dividend to 22 cents per share payable April 30, 2004 to shareholders of record as of April 15, 2004.

Forward Looking Information

The Company previously announced that a tentative settlement has been reached in litigation brought on December 31, 2001 in a derivative action against certain current and former directors and former executive officers of City Holding Company and City National Bank seeking to recover alleged damages on behalf of

City Holding Company and City National Bank. During the first quarter, that settlement was approved by the Circuit Court for Kanawha County. Insurance proceeds were received in mid-April. The Company is currently attempting to quantify legal expenses associated with this derivative action, but anticipates that it will record between $5.0 and $5.6 million in pre-tax income during the second quarter, or between $0.18 and $0.20 per share after-tax.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on its retained interests in securitized mortgages or previously securitized loans causing the yields on these assets to decline; (4) the Company may not realize the expected cash payments that it is presently accruing from its retained interests in securitized mortgages or its previously securitized loans; (5) the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers associated with its efforts to increase fee-based revenues; (7) the Company may be unable to manage its expense levels; (8) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (9) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (10) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (11) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

	Three Months Ended
	March 31 2004	March 31 2003	Percent Change
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$22,569	$21,522	4.86%
Net Income	11,003	9,352	17.65%
Earnings per Basic Share	0.66	0.56	17.86%
Earnings per Diluted Share	0.65	0.55	18.18%

Key Ratios (percent):
Return on Average Assets	1.99%	1.89%	5.29%
Return on Average Equity	22.26%	22.13%	0.59%
Net Interest Margin	4.42%	4.71%	(6.16)%
Efficiency Ratio	51.05%	53.38%	(4.36)%
Average Shareholders’ Equity to Average Assets	8.96%	8.53%	5.04%

Risk-Based Capital Ratios (a):
Tier I	14.63%	10.25%	42.73%
Total	15.89%	13.69%	16.07%

Common Stock Data:
Cash Dividends Declared per Share	$0.22	$0.20	10.00%
Book Value per Share	12.09	10.10	19.70%
Market Value per Share:
High	36.18	28.99	24.80%
Low	32.35	25.50	26.86%
End of Period	34.59	27.37	26.38%

Price/Earnings Ratio (b)	13.10	12.22	7.20%

(a)	March 31, 2004 risk-based capital ratios are estimated.
(b)	March 31, 2004 price/earnings ratio computed based on annualized first quarter 2004 earnings.

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

Book Value and Market Price Range per Share

	Book Value per Share				Market Price Range per Share
	March 31	June 30	September 30	December 31	Low	High
1999	13.07	12.85	12.80	11.77	12.50	32.75
2000	11.76	11.72	11.72	9.68	4.88	16.19
2001	8.82	8.70	8.37	8.67	5.13	14.64
2002	8.92	9.40	9.64	9.93	12.04	30.20
2003	10.10	10.74	11.03	11.51	25.50	37.15
2004	12.09				32.35	36.18

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.53	0.56	1.93
2003	0.56	0.73	0.69	0.64	2.63
2004	0.66				0.66

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year- to-Date
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.52	0.55	1.90
2003	0.55	0.72	0.68	0.63	2.58
2004	0.65				0.65

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Three Months Ended March 31
	2004	2003
Interest Income
Interest and fees on loans	$21,723	$20,302
Interest on investment securities:
Taxable	7,224	5,213
Tax-exempt	477	571
Interest on retained interests	740	3,523
Interest on deposits in depository institutions	11	—
Interest on federal funds sold	—	90

Total Interest Income	30,175	29,699

Interest Expense
Interest on deposits	5,692	5,767
Interest on short-term borrowings	166	434
Interest on long-term debt	2,005	2,284

Total Interest Expense	7,863	8,485

Net Interest Income	22,312	21,214
Provision for loan losses	—	—

Net Interest Income After Provision for Loan Losses	22,312	21,214

Non-Interest Income
Investment securities gains	1,012	353
Service charges	7,381	6,081
Insurance commissions	660	762
Trust fee income	487	348
Bank owned life insurance	581	157
Mortgage banking income	69	168
Other income	835	1,116

Total Non-Interest Income	11,025	8,985

Non-Interest Expense
Salaries and employee benefits	8,127	7,738
Occupancy and equipment	1,494	1,545
Depreciation	1,006	1,187
Professional fees and litigation expense	844	837
Postage, delivery, and statement mailings	685	780
Advertising	656	650
Telecommunications	466	405
Insurance and regulatory	331	325
Office supplies	312	435
Repossessed asset losses (gains) and expenses	57	(191)
Other expenses	2,560	2,296

Total Non-Interest Expense	16,538	16,007

Income Before Income Taxes	16,799	14,192
Income Tax Expense	5,796	4,840

Net Income	$11,003	$9,352

Basic Earnings per Share	$0.66	$0.56
Diluted Earnings per Share	$0.65	$0.55
Average Common Shares Outstanding:
Basic	16,681	16,638
Diluted	16,972	16,955

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2004	March 31, 2003
Balance at January 1	$190,690	$165,393

Net income	11,003	9,352
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	3,371	(1,058)
Cash dividends declared ($0.22/share)	(3,678)	—
Cash dividends declared ($0.20/share)	—	(3,327)
Exercise of 74,478 stock options	818	—
Exercise of 79,082 stock options	—	775
Purchase of 118,300 common shares for treasury	—	(3,258)

Balance at March 31	$202,204	$167,877

CITY HOLDING COMPANY AND SUBSIDIARIES

Condensed Consolidated Quarterly Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003
Interest income	$30,175	$29,581	$28,341	$29,669	$29,699
Taxable equivalent adjustment	257	257	271	300	308

Interest income (FTE)	30,432	29,838	28,612	29,969	30,007
Interest expense	7,863	7,497	7,812	7,991	8,485

Net interest income	22,569	22,341	20,800	21,978	21,522
Provision for loan losses	—	(1,000)	(1,900)	(3,300)	—

Net interest income after provision for loan losses	22,569	23,341	22,700	25,278	21,522

Noninterest income	11,025	10,367	10,639	9,419	8,985
Noninterest expense	16,538	18,033	15,405	15,725	16,007

Income before income taxes	17,056	15,675	17,934	18,972	14,500
Income tax expense	5,796	4,746	6,130	6,535	4,840
Taxable equivalent adjustment	257	257	271	300	308

Net income	$11,003	$10,672	$11,533	$12,137	$9,352

Basic earnings per share	$0.66	$0.64	$0.69	$0.73	$0.56
Diluted earnings per share	0.65	0.63	0.68	0.72	0.55
Cash dividends declared per share	0.22	0.20	0.20	0.20	0.20

Average Common Share (000s):
Outstanding	16,681	16,641	16,636	16,622	16,638
Diluted	16,972	16,961	16,953	16,918	16,955

Net Interest Margin	4.42%	4.74%	4.50%	4.72%	4.71%

CITY HOLDING COMPANY AND SUBSIDIARIES

Non-Interest Income and Non-Interest Expense

(Unaudited) ($ in 000s)

	Quarter Ended
	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003
Non-Interest Income:
Service charges	$7,381	$7,762	$7,285	$7,041	$6,081
Insurance commissions	660	510	604	591	762
Trust fee income	487	379	493	355	348
Bank owned life insurance	581	593	414	156	157
Mortgage banking income	69	60	109	180	168
Other income	835	776	2,544	1,074	1,116

Subtotal	10,013	10,080	11,449	9,397	8,632
Investment security gains (losses)	1,012	287	(810)	22	353

Total Non-Interest Income	$11,025	$10,367	$10,639	$9,419	$8,985

Non-Interest Expense:
Salaries and employee benefits	$8,127	$7,916	$7,787	$7,629	$7,738
Occupancy and equipment	1,494	1,550	1,431	1,489	1,545
Depreciation	1,006	1,056	1,055	1,113	1,187
Professional fees and litigation expense	844	542	519	981	837
Postage, delivery, and statement mailings	685	584	538	744	780
Advertising	656	578	555	557	650
Telecommunications	466	466	485	518	405
Insurance and regulatory	331	297	318	326	325
Office supplies	312	278	310	405	435
Repossessed asset losses (gains) and expenses	57	19	28	(547)	(191)
Loss on early exinguishment of debt	—	2,246	—	142	—
Other expenses	2,560	2,501	2,379	2,368	2,296

Total Non-Interest Expense	$16,538	$18,033	$15,405	$15,725	$16,007

Employees (Full Time Equivalent)	690	701	709	719	722
Branch Locations	54	54	55	55	55

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

($ in 000s)

	March 31 2004	December 31 2003
	(Unaudited)
Assets
Cash and due from banks	$45,379	$58,216
Interest-bearing deposits in depository institutions	8,479	5,122
Federal funds sold	—	—

Cash and cash equivalents	53,858	63,338

Investment securities available-for-sale, at fair value	655,676	645,663
Investment securities held-to-maturity, at amortized cost	58,990	59,298

Total investment securities	714,666	704,961
Loans:
Residential real estate	439,643	446,134
Home equity	292,192	282,481
Commercial real estate	347,724	351,284
Other commercial	74,743	76,167
Loans to depository institutions	20,000	—
Installment	28,351	33,651
Indirect	20,006	24,707
Credit card	18,119	18,979
Previously securitized loans	92,954	58,788

Gross Loans	1,333,732	1,292,191
Allowance for loan losses	(20,289)	(21,426)

Net loans	1,313,443	1,270,765

Retained interests	1,656	34,320
Bank owned life insurance	49,795	49,214
Premises and equipment	34,664	35,338
Accrued interest receivable	10,720	10,216
Net deferred tax assets	22,912	29,339
Other assets	17,961	16,939

Total Assets	$2,219,675	$2,214,430

Liabilities
Deposits:
Noninterest-bearing	$301,390	$309,706
Interest-bearing:
Demand deposits	403,114	393,443
Savings deposits	283,287	278,117
Time deposits	665,221	655,496

Total deposits	1,653,012	1,636,762
Short-term borrowings	112,256	168,403
Long-term debt	225,836	190,836
Other liabilities	26,367	27,739

Total Liabilities	2,017,471	2,023,740

Stockholders’ Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized; 16,919,248 shares issued and outstanding at March 31, 2004 and December 31, 2003, including 200,403 and 274,881 shares in treasury	42,298	42,298
Capital surplus	56,238	57,364
Retained earnings	103,785	96,460
Cost of common stock in treasury	(4,859)	(6,803)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	7,133	3,762
Underfunded pension liability	(2,391)	(2,391)

Total Accumulated Other Comprehensive Income	4,742	1,371

Total Stockholders’ Equity	202,204	190,690

Total Liabilities and Stockholders’ Equity	$2,219,675	$2,214,430

CITY HOLDING COMPANY AND SUBSIDIARIES

Loan Portfolio

(Unaudited) ($ in 000s)

	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003
Residential real estate	$439,643	$446,134	$448,455	$452,014	$463,813
Home equity	292,192	282,481	272,091	253,178	232,048
Commercial real estate	347,724	351,284	317,549	301,321	288,724
Other commercial	74,743	76,167	79,090	85,356	88,824
Loans to depository institutions	20,000	—	—	—	—
Installment	28,351	33,651	39,466	46,877	53,488
Indirect	20,006	24,707	29,074	35,059	41,475
Credit card	18,119	18,979	19,133	19,155	18,780
Previously securitized loans	92,954	58,788	37,339	4,933	—

Gross Loans	$1,333,732	$1,292,191	$1,242,197	$1,197,893	$1,187,152

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Three Months Ended March 31,
	2004			2003
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Loan portfolio:
Residential real estate	$441,123	$6,852	6.21%	$467,855	$8,326	7.12%
Home equity	286,267	3,176	4.44%	220,614	2,581	4.68%
Commercial real estate	348,871	4,867	5.58%	272,846	4,423	6.48%
Other commercial	74,594	962	5.16%	92,801	1,429	6.16%
Loans to depository institutions	3,297	9	1.09%	18,892	78	1.65%
Installment	31,092	877	11.28%	58,962	1,679	11.39%
Indirect	22,393	612	10.93%	45,175	1,217	10.78%
Credit card	18,414	554	12.03%	18,903	569	12.04%
Previously securitized loans	84,843	3,814	17.98%	—	—	—

Total loans	1,310,894	21,723	6.63%	1,196,048	20,302	6.79%
Securities:
Taxable	674,187	7,224	4.29%	489,836	5,213	4.26%
Tax-exempt	39,974	734	7.34%	47,557	879	7.39%

Total securities	714,161	7,958	4.46%	537,393	6,092	4.53%
Retained interest in securitized loans	12,724	740	23.26%	81,293	3,523	17.33%
Deposits in depository institutions	5,646	11	0.78%	—	—	—
Federal funds sold	—	—	—	13,725	90	2.62%

Total interest-earning assets	2,043,425	30,432	5.96%	1,828,459	30,007	6.56%
Cash and due from banks	44,710			66,148
Bank premises and equipment	35,004			37,417
Other assets	105,052			78,887
Less: Allowance for loan losses	(21,222)			(29,115)

Total assets	$2,206,969			$1,981,796

Liabilities:
Interest-bearing demand deposits	$397,454	$604	0.61%	$376,488	$520	0.55%
Savings deposits	279,392	363	0.52%	288,269	451	0.63%
Time deposits	661,731	4,725	2.86%	620,440	4,796	3.09%
Short-term borrowings	117,214	166	0.57%	107,664	434	1.61%
Long-term debt	221,221	2,005	3.63%	112,500	2,284	8.12%

Total interest-bearing liabilities	1,677,012	7,863	1.88%	1,505,361	8,485	2.25%
Noninterest-bearing demand deposits	307,608			277,766
Other liabilities	24,658			29,630
Stockholders’ equity	197,691			169,039

Total liabilities and stockholders’ equity	$2,206,969			$1,981,796

Net interest income		$22,569			$21,522

Net yield on earning assets			4.42%			4.71%

CITY HOLDING COMPANY AND SUBSIDIARIES

Analysis of Risk-Based Capital

(Unaudited) ($ in 000s)

	March 31 2004 (a)	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003
Tier I Capital:
Stockholders’ equity	$202,204	$190,690	$183,463	$178,571	$167,877
Goodwill and other intangibles	(6,408)	(6,459)	(6,510)	(6,574)	(6,652)
Accumulated other comprehensive income	(4,742)	(1,372)	(1,673)	(5,134)	(3,357)
Qualifying trust preferred stock	30,000	30,000	60,597	57,812	54,840
Excess retained interests	—	—	—	(23,809)	(29,169)
Excess deferred tax assets	(807)	(8,053)	(7,731)	(9,048)	(14,477)

Total tier I capital	$220,247	$204,806	$228,146	$191,818	$169,062

Total Risk-Based Capital:
Tier I capital	$220,247	$204,806	$228,146	$191,818	$169,062
Qualifying allowance for loan losses	19,169	21,426	23,436	24,759	24,139
Qualifying trust preferred stock	—	—	26,903	29,688	32,660

Total risk-based capital	$239,416	$226,232	$278,485	$246,265	$225,861

Net risk-weighted assets	$1,505,892	$1,717,206	$1,783,444	$1,654,924	$1,650,156

Ratios:
Average stockholders’ equity to average assets	8.96%	9.12%	9.23%	8.65%	8.53%
Risk-based capital ratios:
Tier I capital	14.63%	11.93%	12.79%	11.59%	10.25%
Total risk-based capital	15.89%	13.17%	15.62%	14.88%	13.69%
Leverage capital	10.01%	10.04%	11.50%	9.81%	8.75%

(a)	March 31, 2004 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES

Intangibles

(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003
Intangibles, net	$6,408	$6,459	$6,510	$6,574	$6,652
Intangibles amortization expense	51	51	64	78	78

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Loan Loss Experience

(Unaudited) ($ in 000s)

	Quarter Ended
	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003
Balance at beginning of period	$21,426	$23,436	$26,092	$28,910	$28,504
Charge-offs:
Residential real estate	217	419	251	388	457
Home equity	133	18	65	143	137
Commercial real estate	342	130	294	—	195
Other commercial	159	28	203	2	337
Installment	588	715	678	676	1,007
Overdraft deposit accounts	787	583	596	501	—

Total charge-offs	2,226	1,893	2,087	1,710	2,133

Recoveries:
Residential real estate	104	135	190	246	1,178
Home equity	5	—	1	61	—
Commercial real estate	311	141	424	580	528
Other commercial	55	182	259	729	401
Installment	260	211	249	408	432
Overdraft deposit accounts	354	214	208	168	—

Total recoveries	1,089	883	1,331	2,192	2,539

Net charge-offs (recoveries)	1,137	1,010	756	(482)	(406)
(Recovery of) provision for loan losses	—	(1,000)	(1,900)	(3,300)	—

Balance at end of period	$20,289	$21,426	$23,436	$26,092	$28,910

Loans outstanding	$1,333,732	$1,292,191	$1,242,197	$1,197,893	$1,187,152

Average loans outstanding	1,310,894	1,271,581	1,222,012	1,188,363	1,196,048

Allowance as a percent of loans outstanding	1.52%	1.66%	1.89%	2.18%	2.44%

Allowance as a percent of non-performing loans	432%	529%	551%	701%	1057%

Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.35%	0.32%	0.25%	(0.16)%	(0.14)%

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Non-Performing Assets

(Unaudited) ($ in 000s)

	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003
Nonaccrual loans	$2,268	$2,140	$2,509	$1,919	$2,148
Accruing loans past due 90 days or more	1,039	1,195	1,229	1,744	588
Previously securitized loans past due 90 days or more	1,388	717	516	61	—
Restructured loans	—	—	—	—	—

Total non-performing loans	4,695	4,052	4,254	3,724	2,736
Other real estate owned	296	312	477	623	387

Total non-performing assets	$4,991	$4,364	$4,731	$4,347	$3,123

Non-performing assets as a percent of loans and other real estate owned	0.37%	0.34%	0.38%	0.36%	0.26%